CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 25, 2008, relating to the financial statements and financial highlights of Wilshire Variable Insurance Trust, which appear in such Registration Statement.  We also consent to the references to us under the heading “Independent Auditors" in such Registration Statement.

/s/ Pricewaterhouse Coopers LLP

Philadelphia, Pennsylvania
October 20, 2008